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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


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                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 8, 2001


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                               NUCOR CORPORATION
            (Exact name of Registrant as specified in its charter)



          DELAWARE                              1-4119                         13-1860817
       (State or other                 (Commission File Number)             (I.R.S. Employer
jurisdiction of incorporation)                                           Identification Number)

    2100 Rexford Road                                                             28211
Charlotte, North Carolina                                                      (Zip code)
  (Address of principal
   executive offices)

      Registrant's telephone number, including area code: (704) 366-7000

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS.

     On March 8, 2001, the Board of Directors of Nucor Corporation (the "Company"), authorized the issuance of one preferred share purchase right (a "Right") with respect to each outstanding share of common stock, $0.40 par value per share (the "Common Shares"), of the Company. The rights will be issued on March 12, 2001, to the holders of record of Common Shares on that date. Each Right entitles the registered holder to purchase from the Company one five-thousandth of a share of Series A Junior Participating Preferred Stock, $4.00 par value (the "Preferred Shares"), of the Company at a price of $150.00 per one five-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of March 8, 2001, between the Company and American Stock Transfer & Trust Co., as Rights Agent (the "Rights Agent").

     Initially, the Rights will attach to all Common Share certificates representing outstanding shares and no separate Right Certificate will be distributed. The Rights will separate from the Common Shares and a "Distribution Date" will occur upon the earlier of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, or (ii) 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person, subject to the Board of Directors' right to defer a Distribution Date upon an occurrence described in this clause (ii).

     In general, a person becomes an Acquiring Person if such person or a group of which such person is a member acquires beneficial ownership of 15% or more of the Company's outstanding voting common stock, or any additional shares of the Company's common stock in the case of any person or group that owned 15% or more of the Company's outstanding voting common stock as of March 12, 2001.

     Until the Distribution Date (or earlier redemption or expiration of the Rights) (i) the Rights will be evidenced, with respect to any of the Common Shares outstanding on March 12, 2001, by the certificates representing such Common Shares with a copy of the Summary of Rights attached thereto, (ii) the Rights will be transferred with and only with the Common Shares, (iii) new Common Share certificates issued after March 12, 2001, upon the transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and (iv) the surrender for transfer of any certificates for Common Shares outstanding as of March 12, 2001, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will thereafter evidence the Rights.

                                       1
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     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 8, 2011 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Rights are earlier redeemed or exchanged by the Company as described below.

     If a person or group were to become an Acquiring Person, then each Right then outstanding (other than Rights beneficially owned by the Acquiring Person which would become null and void) would become a right to buy that number of Common Shares or of one five-thousandths of Preferred Shares (or, in certain circumstances, other securities of the Corporation), having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right.

     If, at any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its consolidated assets or earning power were sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the Purchase Price of the Right.

     The dividend and liquidation rights, and the non-redemption feature, of the Preferred Shares are designed so that the economic value of one five-thousandth of a Preferred Share purchasable upon exercise of each Right will approximate the value of one Common Share. The Preferred Shares issuable upon exercise of the Rights will be non-redeemable and rank junior to all other series of the Company's preferred stock. Each whole Preferred Share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of (i) $1.00 in cash, or (ii) 5,000 times the dividend declared on each Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to receive a minimum preferential liquidation payment of $500.00 per share; thereafter, and after the holders of the Common Shares receive a liquidation payment of $.10 per share, the holders of the Preferred Shares and the holders of the Common Shares will share in the remaining assets in the ratio of 5,000 to 1 (as adjusted) for each Preferred Share and Common Share so held, respectively. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash or other property, each whole Preferred Share will be entitled to receive 5,000 times the amount received per Common Share. Each whole Preferred Share shall be entitled to 5,000 votes on all matters submitted to a vote of the stockholders of the Company, and Preferred Shares shall generally vote together as one class with the Common Stock, and any other capital stock, entitled to vote thereon on all matters submitted to a vote of stockholders of the Company.

     The number of one five-thousandths of a Preferred Share or other securities or property issuable upon exercise of the Rights, and the Purchase Price payable, are subject to customary adjustments from time to time to prevent dilution.

                                       2
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     The number of outstanding Rights and the number of one five-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and before the acquisition by a person or group of 50% or more of the outstanding voting common stock, the Board of Directors may, at its option, issue Common Shares or Preferred Shares in mandatory redemption of, and in exchange for, all or part of the then outstanding and exercisable Rights (other than Rights owned by such person or group which would become null and void) at an exchange ratio of one Common Share or one five-thousandth of a Preferred Share for each Right then outstanding.

     At any time prior to the time that a person or group has become an Acquiring Person, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at a price of $.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, and, provided a Distribution Date has not occurred, to extend the period during which the Rights may be redeemed, except that after the first public announcement that a person or group has become an Acquiring Person, no such amendment may materially and adversely affect the interests of the holders of the Rights.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired, and under certain circumstances the Rights beneficially owned by such a person or group may become void. The Rights should not interfere with any merger or other business combination approved by the Company's Board of Directors because, if the Rights would become exercisable as a result of such merger or business combination, the Board of Directors at its option may at any time prior to the time that any Person becomes an Acquiring Person redeem all (but not less than all) of the then outstanding Rights at the Redemption Price.

     The Rights Agreement specifying the terms of the Rights and the text of the press release announcing the declaration of the Rights, are exhibits hereto. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.
                                       3
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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  EXHIBITS.


       4  --   Rights Agreement, dated as of March 8, 2001, between Nucor
               Corporation and American Stock Transfer & Trust Co., specifying the terms of the Rights, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

      99  --   Press Release dated March 8, 2001, issued by Nucor Corporation.

                                       4
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    NUCOR CORPORATION


                                    By: /s/ Daniel R. DiMicco
                                        --------------------------------------
                                    Name: Daniel R. DiMicco
                                          ------------------------------------
                                    Its: President and Chief Executive Officer
                                         -------------------------------------

                                    Date:    March 8, 2001

                                       5
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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
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 4   --   Rights Agreement, dated as of March 8, 2001, between Nucor Corporation and American Stock Transfer & Trust Co., specifying the terms of the Rights, which includes the form of Certificate of Designations of Series A Junior Participating Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Stock as Exhibit C.

99   --   Press Release dated March 8, 2001, issued by Nucor Corporation.

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